EXHIBIT 3.1b
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               CETALON CORPORATION

Cetalon Corporation, a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1. These Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of Cetalon Corporation pursuant to the Second Amended Joint Plan of Reorganization filed by it in proceedings under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., confirmed by the United States Bankruptcy Court for the Central District of California, and in accordance with the provisions of Section 78.622 of the Nevada Revised Statutes.

2. The name of the corporation is Cetalon Corporation (the "Corporation"), and the name under which the Corporation was originally incorporated was Sportsman's Wholesale Company. The date of filing of the original Articles of Incorporation of the Corporation with the Secretary of State of the State of Nevada was March 13, 1996.

3. These Amended and Restated Articles of Incorporation amend, restate and integrate the provisions of the Articles of Incorporation of the Corporation as hereby and heretofore amended or supplemented.

4. The Amended and Restated Articles of Incorporation of the Corporation, as amended and restated hereby, shall, upon filing with the Secretary of State of the State of Nevada, read in their entirety as follows:

                                    ARTICLE I
                                      NAME

The name of the Corporation is Cetalon Corporation.

                                   ARTICLE II
                                    DURATION

The duration of the Corporation is perpetual.


                                   ARTICLE III
                                    PURPOSES

The purpose or purposes for which this Corporation is organized are:

     (a) To engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

     (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stocks, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, corporation, or instrumentalities thereof, to make payment therefor in any lawful manner or to issue in exchange therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

     (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

     (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the Corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                                   ARTICLE IV
                                      STOCK

     (a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 40,000,000 shares at a par value of $.0001 per share. All stock when issued shall be fully paid and nonassessable, shall be of the same class and have the same rights and preferences.

          No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue.

          Each share of Common Stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

     (b) Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is 10,000,000 shares, par value $.0001 per share. Preferred

Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in a class or series and, by filing a certificate pursuant to the applicable law of the State of Nevada (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualification, limitations and restrictions thereof. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determination of the following:

          (i) The designation of the class or series, which may be by distinguishing number, letter or title;

          (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

          (iii) Whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate of the class or series;

          (iv) The dates on which dividends, if any, shall be payable;

          (v) The redemption rights and price or prices, if any, for shares of the class or series;

          (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the class or series;

          (vii) The amounts payable on, and the preferences, if any, of, shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (viii) Whether the shares of the class or series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

          (ix) Restrictions on the issuance of shares of the same class or series or of any other class or series; and

          (x) The voting rights, if any, of the holders of shares of the class or series.

          The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the applicable Preferred Stock Designation.

     (c) Non-Voting Equity Securities. Pursuant to 11 U.S.C. Section 1123(a)(6), the Corporation shall not issue non-voting equity securities.

                                    ARTICLE V
                                    AMENDMENT

     These Amended and Restated Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                                   ARTICLE VI
                              NO PREEMPTIVE RIGHTS

     The authorized and treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                                   ARTICLE VII
                                    DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the Corporation by law and in each instance where the Business Corporation Act provides that the directors may act; in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

     The names and addresses of persons who are to serve as Directors until the next annual meeting of stockholders or until their successors are elected and qualify are:

         NAME                              ADDRESS

         A. John A. Bryan, Jr.             1801 Century Park East, Suite 1830
                                           Los Angeles, California 90067

                                  ARTICLE VIII

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this Corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient of the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the Corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

                                   ARTICLE IX
                       LIABILITY OF DIRECTORS AND OFFICERS

     No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law,
(i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

                                    ARTICLE X
                                 INDEMNIFICATION

     The Corporation shall indemnify to the fullest extent permitted by Nevada law (as the same may be amended and supplemented) any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator in intestate is or was a director, officer, employee or agent of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office. The Corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.


     Neither any amendment nor repeal of this Article-XII, nor the adoption of any provision of the Corporation's Amended and Restated Certificate of Incorporation inconsistent with this Article-XII, shall eliminate or reduce the effect of this Article-XII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article-XII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

     Under penalties of perjury, we declare that these Amended and Restated Articles of Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.

         DATED this _______ day of ___________________, 2004.

                                   /s/ A. John A. Bryan, Jr.
                                   -------------------------------
                                   A. John A. Bryan, Jr., Director

                                   /s/ Thomas A. Wagner
                                   -------------------------------
                                   Thomas A. Wagner (Witness)